UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2016

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California		91764
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

An updated investor presentation, which CVB Financial Corp. (the “Company”) may use in meetings with investors from time to time, is furnished as Exhibit 99.1 to this report. The updated investor presentation provides supplemental information regarding proposed transaction that the Company intends to make available to investors and post on the investor relations portion of its website, which is located at www.cbbank.com. Any annualized, pro forma, projected, combined, estimated and similar numbers in the investor presentation are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Item 8.01	Other Events.

On September 22, 2016, the Company announced that it had entered into a definitive agreement to acquire Valley Commerce Bancorp. A copy of the Company’s press release announcing the acquisition is attached as Exhibit 99.2. The press release’s description of the definitive agreement is qualified by the Agreement and Plan of Reorganization and Merger by and between the Company and Valley Commerce Bancorp dated as of September 22, 2016, a copy of which is attached as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.1	Investor Presentation dated as of September 22, 2016*

99.2	Press Release dated September 22, 2016

99.3	Agreement and Plan of Reorganization and Merger by and between CVB Financial Corp. and Valley Commerce Bancorp dated September 22, 2016

*	The information included in Exhibit 99.1 to this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other documents filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by the specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: September 22, 2016	By:	/s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer